UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2021

Blackstone Secured Lending Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01299	82-7020632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, NY	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On October 1, 2021, Blackstone Secured Lending Fund (the “Fund”) sent a notice to current shareholders and/or shareholder representatives, included herewith as Exhibit 99.1, informing them of various updates in relation to the Fund.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Notes Offering

On September 27, 2021, the Fund priced an offering of $650,000,000 in aggregate principal amount of its 2.850% notes due 2028 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

On September 30, 2021, the Fund and U.S. Bank National Association (the “Trustee”) entered into a Supplemental Indenture related to the Notes (the “Fifth Supplemental Indenture”), which supplements that certain Base Indenture, dated as of July 15, 2020 (as may be further amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with the Fifth Supplemental Indenture, the “Indenture”). The Notes will mature on September 30, 2028 and may be redeemed in whole or in part at the Fund’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 2.850% per year payable semi-annually on March 30 and September 30 of each year, commencing on March 30, 2022. The Notes are general unsecured obligations of the Fund that rank senior in right of payment to all of the Fund’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Fund, rank effectively junior to any of the Fund’s secured indebtedness (including unsecured indebtedness that the Fund later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Fund’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Fund to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Fund is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Fund will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, filed as an exhibit hereto and incorporated by reference herein.

The net proceeds to the Fund were approximately $637.8 million, after deducting the initial purchaser discount and estimated offering expenses. The Fund expects to use the net proceeds of the Notes Offering to repay indebtedness (which may include its credit facilities), make investments in portfolio companies in accordance with its investment objectives, and for general corporate purposes of it and its subsidiaries.

Registration Rights Agreement

In connection with the Notes Offering, the Fund entered into a Registration Rights Agreement, dated as of September 30, 2021 (the “Registration Rights Agreement”), with Citigroup Global Markets Inc., J.P. Morgan Securities, LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., and Wells Fargo Securities, LLC, as the representatives of the Initial Purchasers of the Notes. Pursuant to the Registration Rights Agreement, the Fund is obligated to file with the Securities and Exchange Commission (the “Commission”) a registration statement relating to an offer to exchange the Notes for new notes issued by the Fund that are registered under the Securities Act and otherwise have terms substantially identical to those of the Notes, and to use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Fund is not able to effect the exchange offer, the Fund will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Fund fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, filed as an exhibit hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of July 15, 2020, by and between the Fund and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Fund’s Current Report on Form 8-K, filed on July 15, 2020).

4.2	Fifth Supplemental Indenture, dated as of September 30, 2021, relating to the 2.850% Notes due 2028, by and between the Fund and U.S. Bank National Association, as trustee.

4.3	Form of 2.850% Notes due 2028 (incorporated by reference to Exhibit 4.2 hereto).

4.4	Registration Rights Agreement, dated as of September 30, 2021, by and among the Fund and Citigroup Global Markets Inc., J.P. Morgan Securities, LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., and Wells Fargo Securities, LLC, as the representatives of the Initial Purchasers.

99.1	Notice to Shareholders and/or Shareholder Representatives of Blackstone Secured Lending Fund, dated October 1, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackstone Secured Lending Fund

Date: October 1, 2021	By:	/s/ Marisa J. Beeney
Marisa J. Beeney
Chief Compliance Officer, Chief Legal Officer and Secretary